                                                                      EXHIBIT 21



              SUBSIDIARIES OF THE COMPANY, AS OF DECEMBER 31, 1998



                                                                                                        % OWNED
                                                                                    ORGANIZED UNDER    BY IMMEDIATE
SUBSIDIARY                                                                             LAWS OF         PARENT(1)
---------------------------------------------------------------------------------   ---------------    ------------
American Axle & Manufacturing of Michigan, Inc...................................   Michigan
  American Axle & Manufacturing, Inc.............................................   Delaware                  100
     American Axle & Manufacturing de Mexico Holdings,                              Mexico                  99.99(2)
       S. de R.L. de C.V.........................................................
     American Axle & Manufacturing de Mexico, S.A. de C.V........................   Mexico                  99.99(2)
       Guanajuato Gear & Axle de Mexico S. de R.L. de C.V........................   Mexico                  99.99(2)
     AAM Receivables Corp........................................................   Delaware                  100
     American Axle International Sales, Ltd......................................   U.S. Virgin               100
                                                                                    Islands
     AAM International Holdings, Inc.............................................   Delaware                  100
       Albion Automotive (Holdings) Limited......................................   Scotland                  100
          Albion Automotive Limited..............................................   Scotland                  100
          Farrington Components Holding Limited..................................   Scotland                  100
          Farrington Components Limited..........................................   England                   100


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(1) All subsidiaries set forth herein are reported in the Company's financial statements through consolidations.



(2) Remaining shares owned by AAM International Holdings, Inc.